Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Post-Effective Amendment No. 1 on Form S-8 of Dawson Geophysical Company of our report dated March 17, 2014, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of TGC Industries, Inc. and subsidiaries as of December 31, 2012 and 2013 and for the years ended December 31, 2011, 2012 and 2013, incorporated herein by reference.

/s/ LANE GORMAN TRUBITT, PLLC

Dallas, Texas
February 11, 2015